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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):             June 25, 2001
                                                              -------------



                          Amwest Insurance Group, Inc.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)



          Delaware                    1-9580               95-2672141
------------------------------      -----------       ------------------
(State or other jurisdiction        (Commission          (IRS Employer
     of incorporation)              File number)      Identification No.)



       5230 Las Virgenes Road, Calabasas,                          91302
    ----------------------------------------                     ----------
    (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code           (818) 871-2000
                                                             --------------



                   This document contains a total of 4 pages.
                      The exhibit index begins on Page 3.
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     ITEM 5.  Other Events

     On June 25, 2001, the Registrant announced that it had applied to the Securities Exchange Commission ("SEC") to remove its shares of common stock, $0.01 par value per share ("Common Stock"), and its Preferred Stock Purchase Rights ("Rights"), from listing on the American Stock Exchange (the "Exchange").

     The Registrant cited its continuing inability to comply with its listing agreement with the Exchange and its continuing inability to file periodic reports with the SEC as the principal reasons for its application to withdraw from trading on the Exchange. The Registrant noted that the Exchange has consented to the Registrant's filing with the SEC for desisting. The Registrant also indicated that it had commenced the process of delisting its Common Stock and Rights from the Pacific Exchange and would not seek to have the Common Stock or Rights traded on the over-the-counter-market.

     ITEM 7.  Financial Statements and Exhibits

     The following are furnished as Exhibits to this report:

          99-1   Press Release of Registrant dated June 25, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         AMWEST INSURANCE GROUP, INC.



     Dated: June 27, 2001                By: /s/ Charles L. Schultz
                                             -----------------------------------
                                               Charles L. Schultz
                                               Chairman of the Board and
                                               Chief Executive Officer

                                       2
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                            INDEX OF EXHIBITS


Exhibit                                                       Sequentially
Number                 Description                            Numbered Page
------                 -----------                            -------------

99.1      Press Release of Registrant dated June 25, 2001.           4

                                       3